Exhibit 10.1

This Agreement is entered into on this 6th day of September, 2005, between Arch Capital Group Ltd. (the “Company”) and Robert Clements (the “Executive”).

NOW, THEREFORE, in consideration of the premises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:

1.             Arch Capital Group (U.S.) Inc. (“Arch-U.S.”) and the Executive shall execute and deliver to Sound Shore Realty LLC (the “Landlord”) the Assignment and Assumption (the “Assignment and Assumption”) of the Lease (the “Lease”), dated August 26, 2004 (as amended), between Arch-U.S. and the Landlord, which Assignment and Assumption is subject to the consent of the Landlord (the “Consent”).

2.             Within five business days of the date on which the Landlord delivers the Consent to Arch-U.S., the Company shall pay to (or on behalf of) the Executive in cash by wire transfer or check (to accounts designated by the Executive in Schedule I hereto) $1,404,584 in payment of all of the obligations of the Company under paragraph 2 of the Consulting Agreement, dated March 17, 2005, between the Company and the Executive (the “Consulting Agreement”).  Upon such payment, the parties agree that all obligations of the Company and the Executive under paragraph 2 of the Consulting Agreement have been fully satisfied, and that each of the Company and the Executive hereby releases the other party hereto, and its respective successors and assigns, from any and all claims relating to such obligations.  All other provisions of the Consulting Agreement shall remain in full force and effect.

3.             This letter constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof, and may be executed in one or more counterparts.

The parties to this Agreement have executed this Agreement on the day and year first written above.

ARCH CAPITAL GROUP LTD.

By:	/s/ Constantine Iordanou
Name: Constantine Iordanou
	Title:	President & Chief Executive Officer

/s/ Robert Clements
Robert Clements

Schedule I

Accounts Designated by the Executive for Payment by the Company

Account	Amount

Account of Executive (as defined above)	$1,354,584
Account of Landlord (as defined above)	$50,000
Total:	$1,404,584